EXHIBIT 99.1

Press Release
February 6, 2023

Arrowhead Pharmaceuticals Reports Fiscal 2023 First Quarter Results
–Conference Call and Webcast Today, February 6, 2023 at 4:30 p.m. ET

PASADENA, Calif., February 6, 2023 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR)
today announced financial results for its fiscal first quarter ended December 31, 2022. The company is hosting a conference call today, February 6, 2023, at 4:30 p.m. ET to discuss the results.
Conference Call and Webcast Details
Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. A replay of the webcast will be available approximately two hours after the conclusion of the call.
For analysts that wish to participate in the conference call, please register at https://register.vevent.com/register/BI9b2661110f7a4b0ebc648bf42d2a403f. Once registered, you will receive the dial-in number and a personalized PIN code that will be required to access the call.
Selected Recent Events
•Announced topline results with Takeda from the Phase 2 SEQUOIA clinical study of investigational fazirsiran for the treatment of liver disease associated with alpha-1 antitrypsin deficiency and provided an outline of a Phase 3 study that was co-developed by Takeda and Arrowhead and will be conducted by Takeda. Key results from SEQUOIA included the following:
◦Fibrosis regression observed in 50% of patients receiving fazirsiran
◦Median reductions of 94% of Z-AAT accumulation in the liver and mean reduction of 68% in histologic globule burden
◦Treatment emergent adverse events were generally well balanced between fazirsiran and placebo groups
◦Results consistent with AROAAT-2002 open-label study previously published in The New England Journal of Medicine
•Earned a $25 million milestone payment from Amgen after the first subject was enrolled in Amgen’s Phase 3 trial of olpasiran for the treatment of cardiovascular disease
•Earned a $15 million milestone payment from Horizon Therapeutics after the first subject was enrolled in Horizon’s Phase 1 study of HZN-457, formerly called ARO-XDH, for the treatment of gout
•Initiated dosing in AROMMP7-1001 (NCT05537025), a Phase 1/2a single ascending dose and multiple ascending dose clinical study to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of ARO-MMP7, an investigational RNAi therapeutic designed to reduce expression of matrix metalloproteinase 7 (MMP7) as a potential treatment for idiopathic pulmonary fibrosis (IPF), in up to 56 healthy volunteers and in up to 21 patients with IPF

•Presented interim data on the cardiometabolic pipeline in three late-breaking oral presentations at the American Heart Association (AHA) Scientific Sessions 2022 and at a virtual analyst and investor event. Key results included the following:
◦ARO-APOC3, an investigational RNAi therapeutic targeting apolipoprotein C-III (APOC3) being developed as a treatment for patients with cardiovascular disease, severe hypertriglyceridemia (SHTG), and familial chylomicronemia syndrome (FCS), decreased triglycerides by 86%, and non-HDL-C by 45% while increasing HDL-C by 99% in patients with severe hypertriglyceridemia
◦ARO-ANG3, an investigational RNAi therapeutic designed to silence the hepatic expression of angiopoietin-like protein 3 (ANGPTL3) being developed as a treatment for patients with heterozygous and homozygous familial hypercholesterolemia (HeFH and HoFH), decreased triglycerides by 59%, LDL-C by 32%, and was associated with a relative reduction in liver fat fraction in patients with mixed dyslipidemia
◦Olpasiran, which was originally developed by Arrowhead using its proprietary Targeted RNAi Molecule (TRiM™) platform and licensed to Amgen in 2016 and is designed to lower levels of lipoprotein(a) (Lp(a)), a genetically-determined independent risk factor for cardiovascular disease, reduced Lp(a) levels by more than 95% in patients with established atherosclerotic cardiovascular disease. These data were simultaneously published in the New England Journal of Medicine (NEJM)
•Strengthened the balance sheet with the sale of Arrowhead’s royalty interest in olpasiran to Royalty Pharma for:
◦$250 million in cash upfront
◦Up to $160 million in additional payments contingent on the achievement of certain clinical, regulatory, and sales milestones
◦Retained rights to $400 million in development, regulatory, and sales milestone payments potentially due from Amgen from the 2016 out-licensing agreement

Selected Fiscal 2022 Financial Results
ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(in thousands, except per share amounts)

	Year Ended December 31,
OPERATING SUMMARY	2022	2021
	(unaudited)
Revenue	$62,546	$27,439
Operating Expenses:
Research and development	83,695	65,765
General and administrative expenses	20,985	24,995
Total Operating Expenses	104,680	90,760
Operating loss	(42,134)	(63,321)
Other income, net	340	449
Loss before income tax expense and noncontrolling interest	(41,794)	(62,872)
Income tax expense	17	—
Net loss including noncontrolling interest	(41,811)	(62,872)
Net loss attributable to noncontrolling interest, net of tax	(486)	—
Net loss attributable to Arrowhead Pharmaceuticals, Inc.	$(41,325)	$(62,872)

Net loss per share attributable to Arrowhead Pharmaceuticals, Inc. - Diluted	$(0.39)	$(0.60)
Weighted-average shares used in calculating - Diluted	106,039	104,534

FINANCIAL POSITION SUMMARY	December 31, 2022	September 30, 2022
	(unaudited)
Cash, cash equivalents and restricted cash	$202,249	$108,005
Short-term investments	299,582	268,391
Long-term investments	115,774	105,872
Total cash resources (cash and investments)	617,605	482,268
Other assets	273,884	209,671
Total Assets	$891,489	$691,939

Current deferred revenue	$66,281	$74,099
Long-term deferred revenue	40,789	55,950
Other liabilities	388,047	143,551
Total Liabilities	$495,117	$273,600

Total Arrowhead Pharmaceuticals, Inc. Stockholders' Equity	$377,039	$398,520
Noncontrolling Interest	19,333	19,819
Total Noncontrolling Interest and Stockholders' Equity	377,039	418,339
Total Liabilities, Noncontrolling Interest and Stockholders' Equity	$872,156	$691,939

Shares Outstanding	106,140	105,960
About Arrowhead Pharmaceuticals
Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.
For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.
Safe Harbor Statement under the Private Securities Litigation Reform Act:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” or “continue” are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline or product candidates, including anticipated regulatory submissions and clinical program results, prospects or benefits of our collaborations with other companies, or other characterizations of future events or circumstances are forward-looking statements. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties, including the impact of the ongoing COVID-19 pandemic on our business, the safety and efficacy of our product candidates, decisions of regulatory authorities and the timing thereof, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:
Arrowhead Pharmaceuticals, Inc.
Vince Anzalone, CFA
626-304-3400
ir@arrowheadpharma.com
Investors:
LifeSci Advisors, LLC
Brian Ritchie
212-915-2578
britchie@lifesciadvisors.com
www.lifesciadvisors.com
Media:
LifeSci Communications, LLC
Josephine Belluardo, Ph.D.
646-751-4361
jo@lifescicomms.com
www.lifescicommunications.com

Source: Arrowhead Pharmaceuticals, Inc.
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